UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Whiting Petroleum Corporation

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WHITING PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2004

To the Stockholders of

Whiting Petroleum Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Whiting Petroleum Corporation will be held on Tuesday, May 4, 2004, at 10:00 a.m., local time, at the John D. Hershner Room located in the Wells Fargo Building at 1700 Lincoln Street, Denver, Colorado 80203, for the following purposes:

1.	To elect two directors to hold office until the 2007 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors; and

3.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 10, 2004 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Patricia J. Miller

Corporate Secretary

Denver, Colorado

April 1, 2004

Your vote is important no matter how large or small your holdings may be. To assure your representation at the meeting, please date the enclosed proxy, which is solicited by the Board of Directors, sign exactly as your name appears thereon and return immediately.

WHITING PETROLEUM CORPORATION

1700 Broadway, Suite 2300

Denver, Colorado 80290-2300

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 4, 2004

This proxy statement is being furnished to stockholders by the Board of Directors (the “Board”) of Whiting Petroleum Corporation beginning on or about April 1, 2004 in connection with a solicitation of proxies by the Board for use at the annual meeting of stockholders to be held on Tuesday, May 4, 2004, at 10:00 a.m., local time, at the John D. Hershner Room located in the Wells Fargo Building at 1700 Lincoln Street, Denver, Colorado 80203, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.

Execution of a proxy given in response to this solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy. Any stockholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to us in writing or in open meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to us and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two nominees for election as directors referred to in this proxy statement, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors and in accordance with the judgment of the persons named as proxies in the enclosed form of proxy on such other business or matters which may properly come before the Annual Meeting. Other than the election of two directors and the ratification of the appointment of Deloitte & Touche as our independent auditors, the Board has no knowledge of any other matters to be presented for action by the stockholders at the Annual Meeting.

Only holders of record of our common stock at the close of business on March 10, 2004 are entitled to vote at the Annual Meeting. On that date, 18,842,171 shares of our common stock were outstanding and entitled to vote, each of which is entitled to one vote per share.

PRINCIPAL STOCKHOLDERS

Management and Directors

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 10, 2004 by: (i) each director and nominee; (ii) each of the executive officers named in the Summary Compensation Table set forth below; and (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group. Each of the holders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
James J. Volker	56,047	*
Thomas L. Aller	1,300	*
Graydon D. Hubbard	3,545	*
J. B. Ladd	13,545	*
Kenneth R. Whiting	1,545	*
D. Sherwin Artus	33,118	*
John R. Hazlett	32,092	*
Mark R. Williams	31,065	*
Patricia J. Miller	21,063	*
All directors, nominees and executive officers as a group (12 persons)	289,766	1.5%

*	Denotes less than 1%.

Other Beneficial Owners

The following table sets forth certain information regarding beneficial ownership by the only other persons known to us to own more than 5% of our outstanding common stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.

	Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power			Percent of Class
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate
Wellington Management Company, LLP 75 State Street Boston, MA 02109	—	1,479,850	—	1,760,230	1,760,230	9.3%
Alliant Energy Corporation (1) 4902 North Biltmore Lane Madison, WI 53718	1,080,000	—	1,080,000	—	1,080,000	5.7%
T. Rowe Price Associates, Inc. (2) 100 E. Pratt Street Baltimore, MD 21202	184,400	—	979,800	—	979,800	5.2%

(1)	Represents a joint filing by Alliant Energy Corporation and its wholly-owned subsidiary, Alliant Energy Resources, Inc.
(2)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be the beneficial owner of such securities; however, T. Rowe Price Associates, Inc. has expressly disclaimed beneficial ownership of such securities.

ELECTION OF DIRECTORS

Our certificate of incorporation and By-Laws provide that our directors are divided into three classes, with staggered terms of three years each. At the Annual Meeting, the stockholders will elect two directors to hold office until the 2007 annual meeting of stockholders and until their successors are duly elected and qualified. Unless stockholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the persons named as nominees in this proxy statement. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Each director will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors.

The following sets forth certain information, as of March 10, 2004, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2007 Annual Meeting

Thomas L. Aller, 54, has been a director of Whiting Petroleum Corporation since 2003 and has served as a director of Whiting Oil and Gas Corporation since 1997. Mr. Aller has served as Senior Vice President – Energy Delivery of Alliant Energy Corporation and President of Interstate Power and Light Company since January 2004. Prior to that, he served as President of Alliant Energy Investments, Inc. since April 1998 and interim Executive Vice President—Energy Delivery of Alliant Energy Corporation since September 2003. From 1993 to 1998, he served as Vice President of IES Investments. He received his Bachelor’s Degree in political science from Creighton University and his Master’s Degree in municipal administration from the University of Iowa.

J.B. Ladd, 80, has been a director of Whiting Petroleum Corporation since 2003 and has served as a director of Whiting Oil and Gas Corporation since its inception in 1980. He is an independent oil and natural gas operator with offices in Los Angeles, California and Denver, Colorado. He has over 50 years of experience in the oil and natural gas industry working for Texaco and Consolidated Oil and Gas, Inc. and as an independent oil and natural gas operator. He founded Ladd Petroleum Corporation in 1968, which was merged into Utah International in 1973 and later merged into General Electric Company in 1976. Mr. Ladd received a degree in petroleum engineering from the University of Kansas.

The Board recommends the foregoing nominees for election as directors and urges each stockholder to vote “for” such nominees. Shares of common stock represented by executed but unmarked proxies will be voted “for” such nominees.

Directors Continuing in Office

Term expiring at the 2005 Annual Meeting

Kenneth R. Whiting, 76, has been a director of Whiting Petroleum Corporation since 2003 and has served as a director of Whiting Oil and Gas Corporation since its inception in 1980. He was President and Chief Executive Officer of Whiting Oil and Gas Corporation from its inception until 1993, when he was appointed Vice President of International Business for IES Diversified. From 1978 to late 1979 he served as President of Webb Resources, Inc. He has many years of experience in the oil and natural gas industry, including his position as Executive Vice President of Ladd Petroleum Corporation. He was a partner and associate with Holme Roberts & Owen, Attorneys at Law. Mr. Whiting received his Bachelor’s Degree in business from the University of Colorado and his J.D. from the University of Denver.

Terms expiring at the 2006 Annual Meeting

Graydon D. Hubbard, 70, has served as a director of Whiting Petroleum Corporation since September 2003. He is a retired certified public accountant and was a partner of Arthur Andersen LLP in its Denver office for more than five years prior to his retirement in November 1989. Since 1991, he has served as a director of Allied Motion Technologies Inc., a company engaged in the business of designing, manufacturing and selling motion control products. Mr. Hubbard is also an author. He received his Bachelor’s Degree in accounting from the University of Colorado.

James J. Volker, 57, has been a director of Whiting Petroleum Corporation since 2003 and a director of Whiting Oil and Gas Corporation since 2002. He joined Whiting Oil and Gas Corporation in August 1983 as Vice President of Corporate Development and served in that position through April 1993. In March 1993, he became a contract consultant to Whiting Oil and Gas Corporation and served in that capacity until August 2000, at which time he became Executive Vice President and Chief Operating Officer. Mr. Volker was appointed President and Chief Executive Officer and a director of Whiting Oil and Gas Corporation in January 2002. Mr. Volker was co-founder, Vice President and later President of Energy Management Corporation from 1971 through 1982. He has over thirty years of experience in the oil and natural gas industry. Mr. Volker has a degree in finance from the University of Denver, a MBA from the University of Colorado and has completed H. K. VanPoolen and Associates’ course of study in reservoir engineering.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Directors

Of the five directors currently serving on the Board, the Board has determined that each of Messrs. Hubbard, Ladd and Whiting does not have a material relationship with us and is independent under New York Stock Exchange listing standards. The Board has established categorical standards to assist it in making determinations of director independence. These categorical standards are contained in Appendix B to our Corporate Governance Guidelines, which are available on our website at www.whiting.com. In making its determination of independence, the Board found that each of Messrs. Hubbard, Ladd and Whiting met these standards.

Board Committees

Effective with the closing of our initial public offering in November 2003, the Board established standing Audit, Compensation and Nominating and Governance Committees. The Board has adopted a formal written charter for each of these committees that is available, free of charge, on our website at www.whiting.com.

The Audit Committee’s primary duties and responsibilities are to assist the Board in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of our internal audit function and independent auditors and our compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation and termination of our independent auditors and has the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Audit Committee is presently comprised of Messrs. Hubbard (Chairperson), Ladd and Whiting, each of whom is an independent director under New York Stock Exchange listing standards applicable to directors generally and each of whom, except for Mr. Whiting, is an independent director under New York Stock Exchange listing standards and Securities and Exchange Commission rules that will be applicable to all of our audit committee members by November 18, 2004, the one year anniversary of the effectiveness of our registration statement relating to our initial public offering. We intend to add a third audit committee member who is an independent director under Securities and Exchange Commission rules to replace Mr. Whiting prior to November 18, 2004. The Board has determined that Mr. Hubbard qualifies as an “audit committee financial expert,” as defined by Securities and Exchange Commission rules. The Audit Committee held no meetings in

2003. Mr. Hubbard met with management and our independent auditors in December 2003 and our full Audit Committee held its inaugural meeting in February 2004. A copy of the Audit Committee’s charter is attached to this Proxy Statement as Appendix A.

The Compensation Committee discharges the responsibilities of the Board with respect to our compensation programs and compensation of our executives and directors. The Compensation Committee has overall responsibility for approving and evaluating the compensation of executive officers (including the chief executive officer) and directors and our executive officer and director compensation plans, policies and programs. The Compensation Committee is presently comprised of Messrs. Hubbard (Chairperson), Ladd and Whiting, each of whom is an independent director under New York Stock Exchange listing standards. The Compensation Committee held no meetings in 2003 and held its inaugural meeting in February 2004.

The principal functions of the Nominating and Governance Committee are to identify individuals qualified to become directors and recommend to the Board nominees for all directorships, identify directors qualified to serve on Board committees and recommend to the Board members for each committee, develop and recommend to the Board a set of corporation governance guidelines and otherwise take a leadership role in shaping our corporate governance. The Nominating and Governance Committee is presently comprised of Messrs. Hubbard, Ladd and Whiting (Chairperson), each of whom is an independent director under New York Stock Exchange listing standards. The Nominating and Governance Committee held no meetings in 2003.

In identifying and evaluating nominees for director, the Nominating and Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to us. In addition, the Nominating and Governance Committee believes it is important that at least one director have the requisite experience and expertise to be designated as an “audit committee financial expert.” The Nominating and Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Governance Committee takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity and values and sound business judgment. In addition, the Nominating and Governance Committee believes that the following minimum qualifications are necessary for a director nominee to possess to be recommended by the Committee to the Board:

•	Each director must be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest.

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience.

•	Each director must be independent of any particular constituency, be able to represent all of our stockholders and be committed to enhancing long-term stockholder value.

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Nominating and Governance Committee will consider persons recommended by stockholders to become nominees for election as directors in accordance with the foregoing and other criteria set forth in our Corporate Governance Guidelines and Nominating and Governance Committee Charter. Recommendations for consideration by the Nominating and Governance Committee should be sent to our Corporate Secretary in writing together with appropriate biographical information concerning each proposed nominee. Our By-Laws also set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders. With respect to an election of directors to be held at an annual meeting, a stockholder must, among other things, give notice of an intent to make such a nomination to our Corporate Secretary in advance of the meeting in compliance with the terms and within the time period specified in the By-Laws. Pursuant to these requirements, a stockholder must give a written notice of intent to our Corporate Secretary not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders.

Presiding Director

A presiding director is designated to preside over each executive session of the independent directors at Board meetings. The role of the presiding director rotates among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee.

Communication with Directors

Stockholders and other interested parties may communicate with the full Board, non-management directors as a group or individual directors, including the presiding director, by submitting such communications in writing to our Corporate Secretary at Whiting Petroleum Corporation, c/o the Board of Directors (or, at the stockholder’s option, c/o a specific director or directors), 1700 Broadway, Suite 2300, Denver, Colorado 80290. Such communications will be delivered directly to the Board.

Meetings and Attendance

The Board held two meetings in 2003, with all directors attending.

Directors are expected to attend our annual meeting of stockholders each year. The Annual Meeting will be our first annual meeting of stockholders.

Director Compensation

Directors who are our employees receive no compensation for service as members of either the Board or Board committees. Directors who are not our employees are paid an annual retainer of $20,000, an annual grant of $30,000 in restricted stock vesting ratably over a three year period and a fee of $1,500 for each Board meeting attended. Members of the Audit Committee will receive an additional cash annual retainer of $2,500 ($12,000 for the chairman) and a fee of $1,500 for each Audit Committee meeting attended. Members of other Board committees will receive an additional cash annual retainer of $1,000 ($5,000 for the chairman) and a fee of $1,000 for each such Board committee meeting attended. In addition, Mr. Whiting receives payments under our Production Participation Plan with respect to his vested plan interests relating to his employment with us from 1982 to 1993. Mr. Whiting was paid $26,679 under the Production Participation Plan for 2003. Mr. Aller receives no compensation for his service on the Board because he is an employee of Alliant Energy Corporation, our former parent company.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth certain information concerning the compensation earned each of the last two fiscal years by our Chief Executive Officer and each of four other most highly compensated executive officers whose total cash compensation exceeded $100,000 in the fiscal year ended December 31, 2003. The persons named in the table are sometimes referred to herein as the “named executive officers.”

Summary Compensation Table

		Annual Compensation		All Other Compensation($)(2)
Name and Principal Position	Year	Salary($)	Bonus($)(1)
James J. Volker President and Chief Executive Officer	2003 2002	168,713 165,000	262,792 205,041	659,044 —

D. Sherwin Artus Senior Vice President	2003 2002	102,250 100,000	183,211 156,641	680,044 11,000

John R. Hazlett Vice President, Acquisitions and Land	2003 2002	115,952 112,050	139,133 114,941	653,042 11,000

Mark R. Williams Vice President, Exploration and Development	2003 2002	95,406 91,510	150,672 124,819	626,041 11,000

Patricia J. Miller Vice President, Human Resources and Corporate Secretary	2003 2002	99,579 96,228	138,930 114,630	427,988 11,000

(1)	Except for incentive bonuses to Mr. Volker of $54,788 for 2002 and $76,000 for 2003, all amounts presented under the Bonus column were paid under our Production Participation Plan, which is allocated a specific percentage of net income with respect to certain oil and natural gas wells.
(2)	These amounts for 2003 consist of (i) matching contributions of $12,000 by us under our 401(k) Employee Savings Plan to each of the named executive officers other than Mr. Volker, who received no matching contribution, and Ms. Miller, who received a matching contribution of $11,960 and (ii) payments valued at $659,044 to Mr. Volker, $668,044 to Mr. Artus, $641,042 to Mr. Hazlett, $614,041 to Mr. Williams and $416,028 to Ms. Miller pursuant to our Phantom Equity Plan in connection with our initial public offering in November 2003. After withholding for taxes, these payments were made in the form of shares of our common stock resulting in the issuance of 25,052 shares to Mr. Volker, 25,394 shares to Mr. Artus, 24,368 shares to Mr. Hazlett, 23,341 shares to Mr. Williams and 15,814 shares to Ms. Miller. The Phantom Equity Plan terminated after the issuance of such shares.

PERFORMANCE INFORMATION

We completed our initial public offering in November 2003. Our shares of common stock began trading on the New York Stock Exchange on November 20, 2003. The following graph compares on a cumulative basis changes since November 20, 2003 (the first day of trading of our common stock on the New York Stock Exchange) in (a) the total stockholder return on our common stock with (b) the total return on the Standard & Poor’s Composite 500 Index and (c) the total return on the Dow Jones US Oil Companies, Secondary Index. Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on November 20, 2003 in our common stock, the Standard & Poor’s Composite 500 Index and the Dow Jones US Oil Companies, Secondary Index.

	11/20/03	12/31/03
Whiting Petroleum Corporation	$100	$113
Standard & Poor’s Composite 500 Index	$100	$108
Dow Jones US Oil Companies, Secondary Index	$100	$114

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

As members of the Compensation Committee of Whiting Petroleum Corporation (the “Company”), our work is guided by the Compensation Committee charter. We have developed a task matrix to help assure compliance with the charter and control timing of our work.

The Company’s executive compensation program is designed to promote a strong, direct relationship between performance (on both a company and individual level) and compensation and to base compensation on performance goals, reward above-average corporate performance and recognize individual initiative and achievement. The Company’s overall compensation strategy includes specific compensation plans that are intended to be effective tools for fostering the creation of long-term stockholder value and the successful execution of business plans. Overall objectives of this strategy include making executive compensation generally competitive and having a significant portion of total compensation contingent upon Company and individual performance.

In our initial review of executive compensation, we considered the Company’s compensation philosophy, the analyses and recommendations of management, and the analyses and recommendations of the Company’s compensation consultants who studied executive compensation practices of a peer group of oil and natural gas exploration, exploitation and production companies. We also considered the Company’s performance in executing a successful public offering and the Company’s other 2003 achievements in the areas of return on equity, return on capitalization, annul reserve and production increases, production replacement ratios, and unit costs of finding, developing and acquiring oil and gas reserves.

The key elements of the Company’s executive compensation program consist of base salary, awards under the Production Participation Plan and awards under the Equity Incentive Plan.

Base Salary. Base salaries are determined by evaluating the responsibilities of the position, the experience and contributions of the individual and the salaries for comparable positions in the competitive marketplace. We concluded that base salaries for 2004 should be adjusted so that total annual compensation, including payments under the Production Participation Plan (discussed below), is more in line with peer group medians reported by the Company’s compensation consultants, and we approved salary increases accordingly.

Production Participation Plan. Adopted in 1981, the Company’s Production Participation Plan is imbedded in the Company’s history and culture. It has been an important component of the Company’s strategy for recruiting capable employees and officers, rewarding their performance and encouraging them to remain with the Company. Viewed primarily as an annual incentive plan, it has also provided long-term incentives and retirement benefits similar to a variable annuity. Each year, after reviewing management recommendations, the Board allocates on a discretionary basis (but does not legally convey) interests in oil and natural gas wells acquired or developed during the year to the plan. Once allocated to plan participants, the interests are fixed and generally vest ratably at 20% per year over five years. Forfeitures are re-allocated among other plan participants. Allocations typically are between 2%-5% of the net operating income from applicable wells.

Equity Incentive Plans. The Company’s Phantom Equity Plan terminated in 2003 with the issuance of Company shares to plan participants upon completion of the Company’s initial public offering. The Company adopted a new Equity Incentive Plan in 2003, and in February 2004, we recommended to the Board initial restricted stock grants under the plan for executives and non-employee directors, with the shares vesting ratably over three years. In recommending these grants, we considered, in addition to performance measures previously discussed, individual responsibilities and executive efforts and performance in relation to business plans and forecasts. We also considered customary business practices, long-term incentives provided to other executives in similar peer company positions, the Company’s need to retain qualified officers and directors in a rapidly expanding industry, market performance of the Company’s common stock, and the benefits expected from aligning executive and shareholder interests.

Chief Executive Officer (James J. Volker) Compensation. Alliant Energy Corporation, the Company’s previous parent company established Mr. Volker’s 2003 base salary. Mr. Volker was awarded a $76,000 cash incentive bonus for performance in 2003 based on specific performance criteria established by Alliant Energy at the beginning of the year. We reviewed the bonus calculation and approved the discontinuance of cash bonuses for 2004. Mr. Volker’s 2003 award under the Production Participation Plan and his payment under the Phantom Equity Plan in connection with the Company’s initial public offering in November 2003 were made in accordance with the terms of those plans.

Section 162(m) Limitation. Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid to the named executive officers to $1,000,000, subject to several exceptions. We intend to use our best efforts to cause any compensation paid to executives in excess of such dollar limit to qualify for such exceptions, except in limited appropriate circumstances.

Conclusion. We believe the Company’s executive compensation program provides compensation for executive officers that is competitive with that offered by peer companies and also aligns the interests of executive management with the interests of our stockholders toward a successful future for Whiting Petroleum Corporation.

COMPENSATION COMMITTEE

Graydon D. Hubbard, Chairperson

J. B. Ladd

Kenneth R. Whiting

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP acted as our independent auditors in 2003 and the Audit Committee has selected Deloitte & Touche LLP as our independent auditors for 2004. The Board of Directors recommends to the stockholders the ratification of the selection of Deloitte & Touche LLP, independent auditors, to audit our financial statements for 2004. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Deloitte & Touche LLP as our independent auditors for 2004.

If the stockholders fail to ratify the appointment of Deloitte & Touche LLP, then the Audit Committee will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditing firm at any time during the year if it feels that such a change would be in the best interests of us and our stockholders.

The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. Shares of our common stock represented by executed but unmarked proxies will be voted “for” ratification of the appointment of Deloitte & Touche LLP.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our financial statements for the years ended December 31, 2003 and 2002 and fees for other permitted services rendered by Deloitte & Touche LLP during those periods.

	2003	2002
Audit Fees	$197,550	$295,235
Audit-Related Fees	—	—
Tax Fees (1)	41,691	11,785
All Other Fees	—	—

Total Fees	$239,241	$307,020

(1)	For tax compliance services relating to our limited partnerships in 2003 and for Texas property tax compliance services in 2002.

Fees for services of Deloitte & Touche LLP in connection with our initial public offering in 2003 were paid for by our former parent company, Alliant Energy Corporation.

The Audit Committee has concluded that the provision of non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by our independent auditors. Pursuant to these policies and procedures, the Audit Committee may delegate authority to one or more of its members when appropriate to grant such pre-approvals, provided that decisions of such member or members to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. In addition, the Audit Committee pre-approves particular services, subject to certain monetary limits, after the Audit Committee is presented with a schedule describing the services to be approved, which is accompanied by detailed back-up information regarding the specific services to be provided. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

REPORT OF THE AUDIT COMMITTEE

As members of the Audit Committee of Whiting Petroleum Corporation (the “Company”), our work is guided by the Audit Committee charter. Regulatory requirements applicable to audit committees are extensive, and we have developed a task matrix to help assure compliance with the charter and related regulations and to control timing of our work. In addition we monitor published information related to audit committee best practices.

We have completed all charter tasks scheduled to be performed in 2003 prior to year-end, and we have completed all charter tasks scheduled to be performed in 2004 prior to the end of the first quarter. Our work included, among other procedures:

•	We pre-approved audit and permitted non-audit services of the Company’s independent auditors.

•	We discussed with the independent auditors their independence and the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The independent auditors provided us with the written disclosures required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

•	Prior to their publication, we reviewed and discussed with management and the independent auditors the Company’s December 31, 2003, audited financial statements, the related audit report, and the applicable management’s discussion and analysis. . Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the fairness of the presentation of audited financial statements in conformity with accounting principles generally accepted in the United States.

•	We recommended to the Board, based on the reviews and discussions described above, that the material reviewed as above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

•	We reviewed with management and the independent auditors the Company’s 2003 year-end press release.

•	We studied the earnings guidance practices of a peer group of companies in the oil and natural gas exploration, exploitation and production business and reviewed the Company’s guidance for 2004.

AUDIT COMMITTEE

Graydon D. Hubbard, Chairman

J. B. Ladd

Kenneth R. Whiting

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports concerning their ownership of Whiting Petroleum Corporation’s equity securities with the Securities and Exchange Commission and us. Based solely upon information provided to us by individual directors and executive officers, we believe that, during the fiscal year ended December 31, 2003, all of our directors and executive officers complied with the Section 16(a) filing requirements.

MISCELLANEOUS

Stockholder Proposals

Proposals which stockholders intend to present at and have included in our proxy statement for the 2005 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received at our offices by the close of business on December 2, 2004. In addition, a stockholder who otherwise intends to present business at the 2005 annual meeting (including, nominating persons for election as directors) must comply with the requirements set forth in our By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice thereof, complying with the By-Laws, to our Corporate Secretary not less than 60 days and not more than 90 days prior to the anniversary date of the 2004 annual meeting of stockholders (subject to certain exceptions if the annual meeting is advanced or delayed a certain number of days). Under the By-Laws, if we do not receive notice of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals stockholders intend to present at the 2005 annual meeting but do not intend to include in our proxy statement for such meeting) prior to February 3, 2005, then the notice will be considered untimely and we will not be required to present such proposal at the 2005 annual meeting. If the Board chooses to present such proposal at the 2005 annual meeting, then the persons named in proxies solicited by the Board for the 2005 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

The cost of soliciting proxies will be borne by us. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain of our officers and regular employees. We will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold our common stock.

Pursuant to the rules of the Securities and Exchange Commission, services that deliver our communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of our annual report to stockholders and proxy statement. Upon written or oral request, we will promptly deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Stockholders may notify us of their requests by calling or writing Patricia J. Miller, Corporate Secretary, Whiting Petroleum Corporation, 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300.

By Order of the Board of Directors

WHITING PETROLEUM CORPORATION

Patricia J. Miller

Corporate Secretary

April 1, 2004

APPENDIX A

WHITING PETROLEUM CORPORATION

CHARTER OF THE AUDIT COMMITTEE

(Adopted September 17, 2003

As Amended January 27, 2004)

Statement of Purpose

The Audit Committee (the “Committee”) shall assist the Board of Directors Whiting Petroleum Corporation (the “Company”) in oversight of (a) the integrity of the financial statements of the Company, (b) the independent auditors’ qualifications and independence, (c) the performance of the Company’s internal audit function and independent auditors and (d) the Company’s compliance with legal and regulatory requirements.

The Committee is also responsible for preparing the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement for its annual meeting of stockholders.

Committee Membership and Qualifications

The Committee shall consist of at least three members of the Board of Directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. The Company will endeavor to have at least one member of the Committee that qualifies as an “audit committee financial expert” as defined by the SEC and at least one member of the Committee must have accounting or related financial management expertise. Members of the Committee shall not simultaneously serve on audit committees of more than two other public companies without the prior consent of the Board of Directors to enable the Board of Directors to determine that such service would not impair the ability of such a member to effectively serve on the Committee.

Appointment and Removal of Committee Members

The members of the Committee shall be appointed by the Board of Directors annually or as necessary to fill vacancies upon the recommendation of the Company’s Nominating and Governance Committee. Each member shall serve until his or her successor is duly elected and qualified or until such member’s earlier resignation or removal. Any member of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairperson

The Chairperson of the Committee shall be appointed by the Board of Directors upon recommendation of the Nominating and Corporate Governance Committee and in consultation with the Chairman of the Board of Directors. The Chairperson will chair all regular sessions of the Committee and, in consultation with the Company’s Chief Financial Officer, set the agenda for Committee meetings.

Meetings

The Committee shall meet at least quarterly, or more frequently as circumstances dictate. Any member of the Committee may call meetings of the Committee.

The Committee shall meet regularly in executive session, without Company management present. The Committee shall also meet separately, periodically, with management, the internal auditor and the independent auditors. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

Responsibilities and Duties

The Committee shall be directly responsible for the appointment, retention, compensation, evaluation and termination of the Company’s independent auditors. The Committee shall have the sole authority to approve all audit and permitted non-audit engagement fees and terms. The Committee shall be directly responsible for oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

The Committee shall preapprove (which preapproval may be pursuant to preapproval policies and procedures established by the Committee provided such policies and procedures are detailed as to the particular service and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management) all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may delegate authority to grant preapprovals of audit and permitted non-audit services to one or more of its members, provided that decisions of such member or members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Except as specified in the preceding sentence, the Committee shall have no authority to delegate its responsibilities and duties to a subcommittee of its members.

The Committee shall obtain, to the extent it deems necessary or appropriate, advice and assistance from outside legal, accounting or other advisors. The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain and compensate such independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any such advisors employed by the Committee and for administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

In carrying out these responsibilities and duties, the Committee will:

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually in consultation with the Nominating and Governance Committee. Submit the Charter to the Board of Directors for approval and have the Charter published in the proxy statement in accordance with SEC regulations.

2.	Review and discuss with management and the independent auditors the Company’s annual audited financial statements and the independent auditors’ report thereon, including disclosures made in management’s discussion and analysis, contained in the Company’s Form 10-K and annual report to stockholders prior to the filing or distribution thereof. As part of the review process, the Committee will recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Form 10-K.

3.	Review and discuss with management and the independent auditors the type and presentation of information to be included in quarterly and annual earnings press releases (including a review of any use of “pro forma” or “adjusted” non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

4.	Review and discuss with management and the independent auditors the Company’s Form 10-Qs and Form 10-Ks, including disclosures made in management’s discussion and analysis as well as the results of the independent auditors’ review of the quarterly financial statements.

5.

In consultation with the management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures, including the Company’s risk assessment and risk management policies. Review significant findings prepared by the independent auditors and the internal auditor together with management’s responses.

6.	Review and discuss with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the financial statements.

7.	Review and discuss quarterly reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

8.	Review and discuss with management and the independent auditors the effect of accounting and regulatory initiatives as well as off-balance sheet arrangements, if any, on the Company’s financial statements.

9.	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties or problems encountered in the course of the audit work and management’s response thereto, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting or any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

11.	As and when required by SEC regulations, obtain, on a quarterly basis, reports from the Company’s management regarding its evaluation of the Company’s disclosure controls and procedures and internal control over financial reporting.

12.	As and when required by SEC regulations, obtain, on an annual basis, the independent auditors’ attestation report on management’s assessment of the Company’s internal control over financial reporting.

Independent Auditors

13.	Review the performance of the independent auditors, including an evaluation of the lead audit partner.

14.	Approve all audit engagement fees and terms and other significant compensation to be paid to the independent auditors.

15.	On an annual basis, review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

16.	Review the independent auditors’ audit plan prior to the commencement of the audit and discuss audit scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

17.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

18.	Obtain and review a report from the independent auditors at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditors and the Company. Evaluate the qualifications, performance and independence of the independent auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence, and taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditors to the Board of Directors.

19.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

20.	Set clear policies for the hiring by the Company of employees or former employees of the independent auditors who participated in any capacity in the audit of the Company.

Internal Audit Function

21.	Review and approve the internal audit function of the Company, including independence and the proposed audit plans for the coming year.

22.	Review the budget, any changes in plan, activities, organizational structure, and qualifications of the internal audit function, as needed.

23.	Review the appointment, performance, replacement, reassignment or dismissal of the internal audit manager.

24.	Review significant reports prepared by the internal audit function together with management’s response and follow-up to these reports.

Compliance Oversight

25.	On at least an annual basis, review with the Company’s legal counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

26.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s codes of ethics and compliance. Annually review a summary of any director and officer related party transactions and potential conflicts of interest.

27.	Establish procedures for the receipt, retention and treatment of complaints from Company employees regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

28.	Obtain from the independent auditors assurance that Section 10A(b) of the Exchange Act has not been implicated.

Other Committee Responsibilities

29.

Report regularly to the Board of Directors (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board of

Directors may take the form of an oral report by the Committee’s Chairperson or any other member of the Committee designated by the Committee to make such report.

30.	Maintain minutes or other records of meetings and activities of the Committee.

Annual Performance Evaluation

The Board of Directors shall perform a review and evaluation, at least annually, of the performance of the Committee, including by reviewing the compliance of the Committee with this Charter.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws and regulations.

2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James J. Volker and James R. Casperson, and each of them, as proxies, with full power of substitution (to act jointly or if only one acts then by that one), for the undersigned at the Annual Meeting of Stockholders of Whiting Petroleum Corporation to be held on Tuesday, May 4, 2004, at 10:00 A.M., local time, at the John D. Hershner Room in the Wells Fargo Building at 1700 Lincoln Street, Denver, Colorado 80203, or any adjournments or postponements thereof, to vote thereat as designated on the reverse side of this card all of the shares of Common Stock of Whiting Petroleum Corporation held of record by the undersigned on March 10, 2004 as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other proxy heretofore executed by the undersigned for such Annual Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the director nominees listed and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

Mark this box with an X if you have made changes to your name or address details above.

The Board of Directors recommends a vote FOR the nominees listed in Item 1 and a vote FOR Item 2.

Use a black pen. Mark with an X inside the grey areas as shown in this example.

1.	ELECTION OF DIRECTORS (for terms expiring at the 2007 Annual Meeting and until their successors are duly elected and qualified).
For Withhold
01-Thomas L. Aller 02-J. B. Ladd

For Against Abstain
2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting. Number of persons attending:
Authorized Signatures-Sign Here-This section must be completed for your instructions to be executed.

Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature 1-Please keep signature within the box	Signature 2-Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X H H H P P P P 003089